                                                                      EXHIBIT 21

                     SCHEDULE 21 SUBSIDIARIES OF REGISTRANT


SUBSIDIARY NAME                                 INCORPORATION      DATE
---------------                                 -------------    --------
        Advanced ImmunoTherapeutics, Inc.        California      06-15-87

        NeoTherapeutics GmbH                     Switzerland     04-26-97

        NeoGene Technologies, Inc.               California      10-01-99

        NeoOncoRx, Inc.                          California      11-16-00

        NeoTravel, Inc.                          California      04-05-01